Exhibit 10.1

NOTICE OF DEFERRED TIME-VESTED CASH AWARD

under the

LIFEWAY FOODS, INC. 2022 OMNIBUS INCENTIVE PLAN

This AWARD, made as of the ___ day of ________, 20__, by Lifeway Foods, Inc., an Illinois corporation (the “Company”), to ____________ (“Participant”), is made pursuant to and subject to the provisions of the Lifeway Foods, Inc. 2022 Omnibus Incentive Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.

Grant of Deferred Cash Incentive Award

1.	Grant Date. Pursuant to the Plan, the Company, on _______ __, 20__ (the “Grant Date”), granted Participant this time-vested deferred cash incentive award (“Award”) in the amount of $__________, subject to the terms and conditions of the Plan and subject to the terms and conditions set forth herein.

Vesting of Award

2.	Restrictions. Except as otherwise provided herein, the Award shall remain nonvested, nontransferable and subject to a substantial risk of forfeiture as provided in paragraph 6.

3.	Vesting. Subject to Participant’s continued employment with the Company (except as otherwise provided herein), Participant’s interest in the Award shall become non-forfeitable (“Vested”) as follows:

Date of Vesting	Percentage of Award that will Vest
_____________	_____________
_____________	_____________
_____________	_____________

4.	Vesting Upon a Qualifying Termination Event. (a) Paragraph 3 to the contrary notwithstanding, if prior to the forfeiture of this Award under Paragraph 6, Participant experiences a Qualifying Termination Event (as defined in subparagraph (b)), that forfeitable portion of the Award shall become fully Vested upon the Qualifying Termination Event.

(b)	For purposes of this Award, Qualifying Termination Event shall mean the Participant's death or Disability. A Disability for purposes of this sub-paragraph (b) means a Participant's Permanent Disability as defined in Section 22(e)(3) of the Code.

5.	Effects of a Change of Control. In the event of a Change of Control (as defined in the Plan) prior to the forfeiture of the Award under paragraph 6, the provisions of Article 17 (and related provisions) of the Plan shall apply.

6.	Forfeiture of Non-Vested Portion of the Award. Except as provided in Section 5 above, the portion of the Award that is forfeitable shall be forfeited if Participant’s employment with the Company or an Affiliate terminates for any reason other than by reason of a Qualifying Termination Event as outlined in Paragraph 4.

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(a)	If a Qualifying Termination Event occurs after the date that Participant is advised that their employment is being, or will be, terminated for Cause, on account of performance or in circumstances that prevent them from being in good standing with the Company, accelerated Vesting shall not occur and all rights under this Award shall terminate, and this Award shall expire on the date of Participant’s termination of employment. For these purposes, unless otherwise specified in an applicable employment agreement between the Company and the Participant, Cause for purposes of this Award shall have the meaning set forth in the Plan and the Committee shall have the authority to determine whether Participant’s termination from employment is for Cause or for any reason other than Cause.

Payment of Award

7.	Time of Payment. Payment of this Award shall be made as soon as practicable after the Award has Vested, but in no event later than March 15th of the calendar year after the year in which the Award Vests.

8.	Form of Payment. The Vested Award shall be paid in cash, provided, however, that in the event that Danone’s Consent is no longer required or the Company has received Danone’s Consent, the Vested Award may be paid in (a) whole Shares of the Company’s common stock, (b) cash, or (c) a combination of whole Shares of the Company’s common stock and cash, as determined solely at the discretion of the Company.

9.	Death of Participant. If Participant dies prior to the payment of their non-forfeitable Award, the Award shall be paid to their Beneficiary. Participant shall have the right to designate a Beneficiary in accordance with procedures established under the Plan for such purpose. If Participant fails to designate a Beneficiary, or if at the time of Participant’s death there is no surviving Beneficiary, any amount payable will be paid to Participant’s estate.

10.	Taxes. Tax withholding requirements attributable to the Vesting of this Award, including employment taxes, Federal income taxes, and state and local income taxes with respect to the state and locality where, according to the Company's system of records, Participant resides at the time the Award Vests, except as otherwise might be determined to be required by the Company, will be satisfied by Participant as instructed in the established procedures of the Company; provided, however, to the extent, pursuant to Section 8 above, the Award can be paid in Shares and the Company determines to pay the Award in Shares, the Company may, at the request of the Participant, withhold from the Award the number of whole Shares of common stock necessary to satisfy tax-withholding requirements attributable to the Vesting of the Award. It is Participant's responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities as the result of the Vesting of this Award.

General Provisions

11.	Account. This Award shall be credited to an account (the “Account”) established and maintained for Participant. Participant’s Account shall be the record of the Award granted to Participant under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.

12.	No Right to Continued Employment. Neither this Award nor the granting or Vesting of the Award shall confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

13.	Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Award shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

14.	Governing Law. This Award shall be governed by the laws of the State of Illinois and applicable Federal law. All disputes arising under this Award shall be adjudicated solely within the State or Federal courts located within the Northern District of Illinois.

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15.	Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Grant Date and the provisions of this Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Grant Date.

16.	Participant Bound by Plan. Participant has been provided a copy of the Plan and shall be bound by all the terms and provisions thereof.

17.	Binding Effect. Subject to the limitations stated above and in the Plan, this Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

18.	Recoupment. In addition to any other applicable provision of the Plan, this Award is subject to the terms of any separate Clawback Policy maintained by the Company, as such Policy may be amended from time to time.

19.	Code Section 409A. Notwithstanding any other provision of this Award, it is intended that the provisions of this Award be interpreted and administered, as necessary, so that the payments and benefits set forth herein either shall be exempt from or shall comply with the requirements of Section 409A of the Internal Revenue Code. To the extent that the Company determines that any provision of this Award would cause the Participant to incur any additional tax or interest under Section 409A, the Company shall be entitled to reform such provision to attempt to comply with or be exempt from Section 409A. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Participant and the Company without violating the provisions of Section 409A.

IN WITNESS WHEREOF, the Company has caused this Award to be signed on its behalf.

LIFEWAY FOODS, INC.

By:
Name:
Title:

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